SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2014

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 955-1250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.
At a Special Meeting of Stockholders of Spectrum Group International, Inc. (the "Company") held on May 12, 2014, the Company's stockholders approved (a) an amendment to the Company's Certificate of Incorporation to effect a 1-for-1,000 reverse stock split (the “Reverse Stock Split”) such that stockholders of record who hold fewer than 1,000 shares of common stock will have such shares cancelled and converted into the right to receive $0.65 for each share of common stock held of record prior to the reverse stock split; and (2) an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 40,000,000 shares to 40,000 shares and to reduce the number of authorized shares of preferred stock, par value $0.01 per share, of the Company from 10,000,000 shares to 10,000 shares.
Also on May 12, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Certificate of Amendment"), which effected the Reverse Stock Split and the reduction in the number of authorized shares.
As a result of the filing of the Certificate of Amendment:

•	The number of issued and outstanding shares of the Company's common has been reduced proportionately based on the reverse stock split ratio of 1-for-1,000;

•	The number of authorized shares of the Company's common stock has been reduced proportionately based on the reverse stock split ratio of 1-for-1,000;

•
The number of stockholders of record of the Company has been reduced below 300, which allows the Company to terminate the registration of its common stock under the Exchange Act of 1934, as amended (the “Exchange Act”);

•
Each share of common stock held by a stockholder of record owning fewer than 1,000 shares immediately prior to the effective date of the Reverse Stock Split has been converted into the right to receive $0.65 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share;

•
Each share of common stock held by a stockholder of record owning 1,000 shares or more immediately prior to the effective date of the Reverse Stock Split has been reduced proportionately based on the reverse stock split ratio of 1-for-1,000 and will receive a fractional share to the extent required by the reverse split ratio;

•
Stockholders who hold their shares in street name, through a broker, bank or other nominee, will be treated in accordance with the procedures of their nominee, but the Company intends that stock held in street name will be treated in the same manner as stock that is held of record.

Trading of the Company's common stock on the OTC Pink Sheets on a split-adjusted basis is expected to begin shortly.
The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 12, 2014, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, to effect the

Reverse Stock Split and the reduction in the number of authorized shares. The description of the Certificate of Amendment set forth in Item 3.03 of this Current Report is incorporated herein by reference.
Item 8.01. Other Events.
As a result of the Reverse Stock Split and the repurchase of shares from holders of less than 1,000 shares, the Company has fewer than 300 stockholders of record and is therefore eligible to terminate the registration of its common stock with the Securities and Exchange Commission (the “SEC”). The Company intends shortly to file with the SEC a Form 15 to deregister its shares. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports under the Exchange Act will be immediately suspended. Deregistration of the Company’s shares will be effective 90 days after filing of the Form 15. Upon deregistration of its shares, the Company’s obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. In addition, the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act.
The Company will not be required to file periodic and current reports with the SEC in the future unless the Company subsequently files another registration statement under the Securities Act of 1933, as amended, or again have record holders of its common stock in excess of 300.
Item 9.01. Exhibits.
(d) Exhibits

Exhibit No. 3.1	Exhibit Description Certificate of Amendment to Certificate of Incorporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 12, 2014
SPECTRUM GROUP INTERNATIONAL, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary